Exhibit (h)(178)
[ Janus Letterhead ]
February 15, 2013
Mr. Douglas Laird
Janus Services LLC
151 Detroit Street
Denver, Colorado 80206
Dear Mr. Laird:
Attached is revised Appendix A to the Amended and Restated Transfer Agency Agreement dated June 18, 2002, as may be further amended from time to time (the “Agreement”), between Janus Investment Fund (the “Trust”) and Janus Services LLC (“Janus Services”). The purpose of the revision is to reflect the name changes of Janus Conservative Allocation Fund to Janus Global Allocation Fund — Conservative; Janus Growth Allocation Fund to Janus Global Allocation Fund — Growth; and Janus Moderate Allocation Fund to Janus Global Allocation Fund — Moderate effective February 15, 2013. Pursuant to Section 9 of the Agreement, the Trust hereby requests that Janus Services acknowledge its acceptance of the terms contained in the revised Appendix.
Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.
JANUS INVESTMENT FUND

By:	/s/ Stephanie Grauerholz-Lofton
Stephanie Grauerholz- Lofton Vice President, Chief Legal Counsel and Secretary

JANUS SERVICES LLC

By:	/s/ Douglas Laird

Douglas Laird
President

Revised effective as of February 15, 2013
APPENDIX A
INTECH Global Dividend Fund
INTECH International Fund
INTECH U.S. Core Fund
INTECH U.S. Growth Fund
INTECH U.S. Value Fund
Janus Asia Equity Fund
Janus Balanced Fund
Janus Contrarian Fund
Janus Diversified Alternatives Fund
Janus Emerging Markets Fund
Janus Enterprise Fund
Janus Flexible Bond Fund
Janus Forty Fund
Janus Fund
Janus Global Allocation Fund — Conservative
Janus Global Allocation Fund — Growth
Janus Global Allocation Fund — Moderate
Janus Global Bond Fund
Janus Global Life Sciences Fund
Janus Global Real Estate Fund
Janus Global Research Fund
Janus Global Select Fund
Janus Global Technology Fund
Janus Government Money Market Fund
Janus Growth and Income Fund
Janus High-Yield Fund
Janus International Equity Fund
Janus Money Market Fund
Janus Overseas Fund
Janus Protected Series — Global
Janus Protected Series — Growth
Janus Real Return Fund
Janus Research Fund
Janus Short-Term Bond Fund
Janus Triton Fund
Janus Twenty Fund
Janus Venture Fund
Janus World Allocation Fund
Janus Worldwide Fund
Perkins Global Value Fund
Perkins Large Cap Value Fund
Perkins Mid Cap Value Fund
Perkins Select Value Fund
Perkins Small Cap Value Fund
Perkins Value Plus Income Fund